OPERATING PROCEDURES

                (Amended and Restated as of January 21, 1987)

                 for the regulation and management, except as
                        otherwise provided by statute or
                      the Agreement of Limited Partnership

                                     of the

                         PILGRIM INTERNATIONAL BOND FUND

                       (a California limited partnership)


                                TABLE OF CONTENTS
ARTICLE I          Committees

      1.      Committees of Partnerships
      2.      Meetings and Action of Committees

ARTICLE II         Officers

      1.      Officers
      2.      Election of Officers
      3.      Subordinate Officers
      4.      Removal and Resignation of Officers
      5.      Vacancies in Offices
      6.      Chairman
      7.      Principal Executive Officer
      7.5     President
      8.      Vice Presidents
      9.      Secretary
      10.     Principal Financial and Accounting Officer

ARTICLE III        Indemnification of Employees and Other Agents; Insurance

      1.      Agents, Proceedings and Expenses
      2.      Actions Other than by Partnership
      3.      Actions by the Trust
      4.      Exclusion and Indemnification
      5.      Successful Defense by Agent
      6.      Required Approval
      7.      Authorization of Indemnification
      8.      Advance of Expenses
      9.      Other Contractual Rights
      10.     Limitations
      11.     Insurance
      12.     Fiduciaries of Corporate Employee Benefit Plan

ARTICLE IV         Records and Reports

      1.      Maintenance and Inspection of By-Laws
      2.      Maintenance and Inspection of Other Records
      3.      Inspection by Managing General Partner

ARTICLE V          General Matters

      1.      Checks, Drafts, Evidence of Indebtedness
      2.      Contracts and Instruments; How Executed
      3.      Representation of Shares of Other Entities
      4.      Amendment of Operating Procedures


                              OPERATING PROCEDURES

                                     OF THE

                         PILGRIM INTERNATIONAL BOND FUND
                       (a California limited partnership)

                                    ARTICLE I
                                   COMMITTEES

      Section 1. COMMITTEES OF MANAGING GENERAL PARTNERS. The Managing General Partners may by resolution adopted by a majority of the authorized number of Managing General Partners designate one (1) or more committees, each consisting of two (2) or more Managing General Partners, to serve at the pleasure of the Managing General Partners. The Managing General Partners may designate one or more Managing General Partners as alternate members of any committee who may replace any absent member at any meeting of the committee. Any committee to the extent provided in the resolution of the Managing General Partners, shall have the authority of the Managing General Partners, except with respect to:

      (a) the approval of any action which under applicable law or under the Agreement of Limited Partnership also requires approval of the partners as a whole or approval of the outstanding shares, or requires approval by a majority of all the Managing General Partners or certain members of the Managing General Partners;

      (b)  the filling of vacancies on any committee;

      (c) the fixing of compensation of the Managing General Partners for serving as Managing General Partners or on any committee;

      (d) the amendment or repeal of the Agreement of Limited Partnership or of the Operating Procedures or the adoption of new Operating Procedures;

      (e) the amendment or repeal of any resolution of the Managing General Partners which by its express terms is not so amendable or repealable; or

      (f) the appointment of any other committees of the Managing General Partners or the members of these committees.

      Section 2. MEETINGS AND ACTION OF COMMITTEES. Meetings and action of committees shall be governed by, held and taken in accordance with the provisions of the Agreement of Limited Partnership as if such meetings were meetings of the Managing General Partners, with such changes in the context thereof as are necessary to substitute the committee and its members for the Managing General Partners, except that the time of regular meetings of committees may be determined either by resolution of the Managing General Partners or by resolution of the committee. Special meetings of committees may also be called by resolution of the Managing General Partners. Alternate members shall be given notice of meetings of committees and shall have the right to attend all meetings of committees The Managing General Partners may adopt rules for the government of any committee not inconsistent with the provisions of these Operating Procedures or the Agreement of Limited Partnership.

                                   ARTICLE II
                                    OFFICERS

      Section 1. OFFICERS. The officers of the Partnership shall be a principal executive officer, a president, a secretary, and principal financial and accounting officer. The Partnership may also have, at the discretion of the Managing General Partners, a chairman, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. Any number of offices may be held by the same person.

      Section 2. ELECTION OF OFFICERS. The officers of the Partnership, except such officers as may appointed in accordance with the provisions of Section 3 or
Section 5 of this Article, shall be chosen by the Managing General Partners, and each shall serve at the pleasure of the Managing General Partners, subject to the rights, if any, of an officer under any contract of employment.

      Section 3. SUBORDINATE OFFICERS. The Managing General Partners may appoint and may empower the principal executive officer to appoint such other officers as the business of the Partnership may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Operating Procedures or as the Managing General Partners may from time to time determine.

      Section 4. REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Managing General Partners at any regular or special meeting of the Managing General Partners or by the principal executive officer or by such other officer upon whom such power of removal may be conferred by the Managing General Partners.

      Any officer may resign at any time by giving written notice to the Partnership. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Partnership under any contract to which the officer is a party.

      Section 5. VACANCIES IN OFFICES. A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these Operating Procedures for regular appointment to that office. The principal executive officer may make temporary appointments to a vacant office pending action by the Managing General Partners.

      Section 6. CHAIRMAN. The chairman, if such an officer is elected, shall be elected from among the Managing General Partners and shall, if present, preside at meetings of the Managing General Partners and exercise and perform such other powers and duties as may be from time to time assigned to her by the Managing General Partners or prescribed by the Operating Procedures.

      Section 7. PRINCIPAL EXECUTIVE OFFICER. Subject to such supervisory powers, if any, as may be given by the Managing General Partners to the chairman, if there be such an officer, the principal executive officer shall be the chief executive officer of the Partnership and shall subject to the control of the Managing General Partners, have general supervision, direction and control of the business and the officers of the Partnership. She shall preside at all meetings of the shareholders and in the absence of the chairman or if there be none, at all meetings of the Managing General Partners. She shall have the general powers and duties of management usually vested in the office of principal executive officer of a corporation and shall have such other powers and duties as may be prescribed by the Managing General Partners or these Operating Procedures.

      Section 7.5 PRESIDENT. The president shall be the chief operating officer of the Partnership and shall, subject to the control of the Managing General Partners, have general supervision of the operations of the corporation. In the absence or disability of the principal executive officer, the president shall perform all the duties of the principal executive officer and when so acting shall have all the powers of and be subject to all the restrictions upon the principal executive officer.

      Section 8. VICE PRESIDENTS. In the absence or disability of the principal executive officer, the vice presidents, if any, in order of their rank as fixed by the Managing General Partners or if not ranked, the executive vice president (who shall be considered first ranked) or such other vice president as shall be designated by the Managing Genera] Partners, shall perform all the duties of the principal executive officer and when so acting shall have all powers of and be subject to all the restrictions upon the principal executive officer. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Managing General Partners or the principal executive officer or the chairman or by these Operating Procedures.

      Section 9. SECRETARY. The secretary shall keep or cause to be kept at the principal executive office of the Partnership or such other place as the Managing General Partners may direct a book of minutes of all meetings and actions of Managing General Partners, committees of Managing General Partners and shareholders with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at Managing General Partners' meetings or committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings.

      The secretary shall keep or cause to be kept at the principal executive office of the Partnership in California a Partnership List, which may be in the form of a share register or a duplicate share register, showing in alphabetical order the names of all shareholders and their last known addresses, their capital contribution and share in the profits and losses of the Partnership and the number and classes of shares held by each. The General Partners shall be identified as such on such Partnership List. A similar or duplicate record may also be kept at the office of the Partnership's transfer agent or registrar.

      The Secretary shall also keep or cause to be kept at the principal executive office of the Partnership in California such other books and records as are required to be kept there by the Agreement of Limited Partnership.

      The secretary shall give or cause to be given notice of all meetings of the shareholders and of the Managing General Partners and of committees of the Managing General Partners required to be given by the Agreement of Limited Partnership, these Operating Procedures or by applicable law and shall have such other powers and perform such other duties as may be prescribed by the Managing General Partners or by these Operating Procedures.

      Section 10. PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER.
      The principal financial and accounting officer shall be the chief financial officer of the Partnership and shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Partnership, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, shares, and records of the book and tax capital accounts of all partners. The books of account shall at all reasonable times be open to inspection by any Managing General Partner and, to the extent provided in the Agreement of Limited Partnership, by any partner.

      The principal financial and accounting officer shall deposit all monies and other valuables in the name and to the credit of the Partnership with such depositaries as may be designated by the Managing General Partners. He shall disburse the funds of the Partnership as may be ordered by the Managing General Partners, shall render to the principal executive officer and Managing General Partners, whenever they request it, an account of all of his transactions as principal financial officer and of the financial condition of the Partnership and shall have other powers and perform such other duties as may be prescribed by the Managing General Partners or these Operating Procedures.

                                   ARTICLE III
           INDEMNIFICATION OF EMPLOYEES AND OTHER AGENTS; INSURANCE

      Section 1. AGENTS, PROCEEDINGS AND EXPENSES. For the purpose of this Article, "agent" means any person who is or was an employee or other agent of this Partnership; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes without limitation attorney's fees and any expenses of establishing a right to indemnification under this Article.

      Section 2. ACTIONS OTHER THAN BY TRUST. This Partnership shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of this Partnership) by reason of the fact that such person is or was an agent of this Partnership, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding, if it is determined that person acted in good faith and reasonably believed: (a) in the case of conduct in his official capacity as a Partnership of the Partnership, that his conduct was in the Partnership's best interests and (b), in all other cases, that his conduct was at least not opposed to the Partnership's best interests and (c) in the case of a criminal proceeding, that he had no reasonable cause to believe the conduct of that person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of this Partnership or that the person had reasonable cause to believe that the person's conduct was unlawful.

      Section 3. ACTIONS BY THE TRUST. This Partnership shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of this Partnership to procure a judgment in its favor by reason of the fact that that person is or was an agent of this Partnership, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of that action if that person acted in good faith, in a manner that person believed to be in the best interests of this Partnership and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.

      Section 4. EXCLUSION OF INDEMNIFICATION. Notwithstanding any provision to the contrary contained herein, there shall be no right to indemnification for any liability arising by reason of willful misfeasance, bad faith, gross negligence, or the reckless disregard of the duties involved in the conduct of the agent's office with this Partnership.

      No indemnification shall be made under Sections 2 or 3 of this Article:

      (a) In respect of any claim, issue, or matter as to which that person shall have been adjudged to be liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity; or

      (b) In respect of any claim, issue or matter as to which that person shall have been adjudged to be liable in the performance of that person's duty to this Partnership, unless and only to the extent that the court in which that action was brought shall determine upon application that in view of all the circumstances of the case, that person was not liable by reason of the disabling conduct set forth in the preceding paragraph and is fairly and reasonably entitled to indemnity for the expenses which the court shall determine; or

      (c) Of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval, or of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval, unless the required approval set forth in Section 6 of this Article is obtained.

      Section 5. SUCCESSFUL DEFENSE BY AGENT. To the extent that an agent of this Partnership has been successful on the merits in defense of any proceeding referred to in Sections 2 or 3 of this Article or in defense of any claim, issue or matter therein, before the court or other body before whom the proceeding was brought, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith, provided that the Managing General Partners, including a majority who are disinterested, non-party Managing General Partners, also determines that based upon a review of the facts, the agent was not liable by reason of the disabling conduct referred to in Section 4 of this Article.

      Section 6. REQUIRED APPROVAL. Except as provided in Section 5 of this Article, any indemnification under this Article shall be made by this Partnership only if authorized in the specific case on a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Sections 2 or 3 of this Article and is not prohibited from indemnification because of the disabling conduct set forth in Section 4 of this Article, by:

      (a) A majority vote of a quorum consisting of Managing General Partners who are not parties to the proceeding and are not interested persons of the Partnership (as defined in the Investment Company Act of 1940); or

      (b)  A written opinion by an independent legal counsel.

      Section 7. AUTHORIZATION OF INDEMNIFICATION AND DETERMINATION OF REASONABLENESS. An authorization of indemnification and determination as to reasonableness of expenses must be made in the same manner as set forth in
Section 6 of this Article for the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by independent legal counsel, authorization of indemnification and determination as to reasonableness of expenses must be made by a majority vote of a quorum consisting of Managing General Partners who, at the time of the vote, are not named defendants or respondents in the proceeding; or if such a quorum cannot be obtained, by a majority vote of a committee of the Managing General Partners, designated to act in the matter by a majority vote of all Managing General Partners, consisting solely of two or more Managing General Partners who, at the time of the vote, are not named defendants or respondents in the proceeding.

      Section 8. ADVANCE OF EXPENSES. Expenses incurred in defending any proceeding may be advanced by this Partnership before the final disposition of the proceeding (a) receipt of a written affirmation by the Managing General Partner of his good faith belief that he has met the standard of conduct necessary for indemnification under this Article and a written undertaking by or on behalf of the agent, such undertaking being an unlimited general obligation to repay the amount of the advance if it is ultimately determined that he has not met those requirements, and (b) a determination that the facts then known to those making the determination would not preclude indemnification under this Article. Determinations and authorizations of payments under this Section must be made in the manner specified in Section 6 of this Article for determining that the indemnification is permissible.

      Section 9. OTHER CONTRACTUAL RIGHTS. Nothing contained in this Article shall affect any right to indemnification to which persons other than Managing General Partners and officers of this Partnership may be entitled by contract or otherwise.

      Section 10. LIMITATIONS. No indemnification or advance shall be made under this Article, except as provided in Sections 5 or 6 in any circumstances where it appears:

      (a) That it would be inconsistent with a provision of the Agreement of Limited Partnership, a resolution of the shareholders, or an agreement in effect at the time of accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid which prohibits or otherwise limits indemnification; or

      (b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

      Section 11. INSURANCE. Upon and in the event of a determination by the Managing General Partners of this Partnership to purchase such insurance, this Partnership shall purchase and maintain insurance on behalf of any Managing General Partner, officer or agent of this Partnership against any liability asserted against or incurred by such person in such capacity or arising out of such person's status as such, but only to the extent that this Partnership would have the power to indemnify such person against that liability under the provisions of the Agreement of Limited Partnership or this Article.

      Section 12. FIDUCIARIES OF EMPLOYEE BENEFIT PLAN. This Article does not apply to any proceeding against any Managing General Partner, investment manager or other fiduciary of an employee benefit plan in that person's capacity as such, even though that person may also be an agent of this Partnership as defined in Section 1 of this Article. Nothing contained in this Article shall limit any right to indemnification to which such a Managing General Partner, investment manager, or other fiduciary may be entitled by contract or otherwise which shall be enforceable to the extent permitted by applicable law other than this Article.

                                   ARTICLE IV
                               RECORDS AND REPORTS

      Section 1. MAINTENANCE AND INSPECTION OF BY-LAWS. The Partnership shall keep at its principal executive office in California the original or a copy of these Operating Procedures as amended to date, which shall be open to inspection by the partners at all reasonable times during office hours.

      Section 2. MAINTENANCE AND INSPECTION OF OTHER RECORDS. Except the books and records required to be maintained by the Agreement of Limited Partnership and applicable law at the Partnership's principal executive offices in California, the books and records and minutes of proceedings of the shareholders and the Managing General Partners and any committees of the Managing General Partners shall be kept at such place or places designated by the Managing General Partners or in the absence of such designation, at the principal executive office of the Partnership in California. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The books and records shall be open to inspection by partners as set forth in the Agreement of Limited Partnership. The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts.

      Section 3. INSPECTION BY MANAGING GENERAL PARTNERS. Every Managing General Partner shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Partnership. This inspection by a Managing General Partner may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

                                    ARTICLE V
                                 GENERAL MATTERS

      Section 1. CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Partnership shall be signed or endorsed in such manner and by such person or persons as shall be designated from time to time in accordance with the resolution of the Managing General Partners.

      Section 2. CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The Managing General Partners, except as otherwise provided in these Operating Procedures, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Partnership and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Managing General Partners or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Partnership by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

      Section 3. REPRESENTATION OF SHARES OF OTHER ENTITIES HELD BY TRUST. The chairman, the principal executive officer or the executive vice president or any other person authorized by resolution of the Managing General Partners or by any of the foregoing designated officers, is authorized to vote or represent on behalf of the Partnership any and all shares of any corporation, partnership, trusts, or other entities, foreign or domestic, standing in the name of the Partnership. The authority granted may be exercised in person or by a proxy duly executed by such designated person.

      Section 4. AMENDMENT OF OPERATING PROCEDURES. These Operating Procedures may be amended or repealed by the affirmative vote or written consent of a majority of the Managing General Partners, except as otherwise provided by applicable law or by the Agreement of Limited Partnership.